UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 12, 2008

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-20574 (Commission File Number)	51-0340466 (IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 12, 2008, The Cheesecake Factory Incorporated (the “Company”) entered into an interest collar agreement with Bank of the West, effective March 5, 2008, as a cash flow hedge against the LIBO Rate movements on Amendment No. 1, dated as of March 5, 2008, to its five year, $200 million unsecured revolving credit facility, dated as of April 3, 2007, with JPMorgan Chase Bank (collectively, the “Credit Facility”).  The collar agreement relates only to the LIBO Rate portion of the interest and not the Applicable Margin. This agreement, which has a termination date of April 3, 2012, provides for the Company to pay interest at a rate between 2.54% and 4.50% on a notional amount of $100 million while receiving interest for the same period at the LIBO Rate on the same notional amount. The Company expects that the interest rate collar will qualify as an effective cash flow hedge under Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities.”  As such, any changes in the fair value of the derivative are recorded in other comprehensive income on the consolidated balance sheets until earnings are affected by the variability of cash flows.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits

99.1         Cap/Floor Collar Transaction dated as of March 5, 2008 between The Cheesecake Factory Incorporated and Bank of the West

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2008	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ MICHAEL J. DIXON
Michael J. Dixon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Cap/Floor Collar Transaction dated as of March 5, 2008 between The Cheesecake Factory Incorporated and Bank of the West